
                                  NSAR ITEM 77O

                                  VK Bond Fund
                               10f-3 Transactions

  UNDERWRITING #        UNDERWRITING             PURCHASED FROM         AMOUNT OF SHARES        % OF         DATE OF
                                                                           PURCHASED         UNDERWRITING    PURCHASE


         1                Raytheon                    CSFB                 1,750,000            0.230%       10/29/98
         2           Lucent Technologies             Merrill               2,000,000            0.200%       03/08/99
